Exhibit 99.2

Palo Alto Networks, Inc. Announces Pricing of $1.75 Billion Offering of 0.375%

Convertible Senior Notes Due 2025

SANTA CLARA, Calif. – June 4, 2020 - Palo Alto Networks® (NYSE: PANW) announced today the pricing of $1.75 billion aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). Palo Alto Networks also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $250 million aggregate principal amount of the notes, to cover over-allotments, if any. The sale of the notes to the initial purchasers is expected to settle on June 8, 2020, subject to customary closing conditions, and is expected to result in approximately $1.7 billion in net proceeds to Palo Alto Networks after deducting fees and estimated offering expenses payable by Palo Alto Networks (assuming no exercise of the initial purchasers’ over-allotment option).

The notes will be senior, unsecured obligations of Palo Alto Networks. The notes will bear interest at a rate of 0.375% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The notes will mature on June 1, 2025, unless earlier redeemed, repurchased or converted. Palo Alto Networks may not redeem the notes prior to June 5, 2023. Palo Alto Networks may redeem for cash all or any portion of the notes, at its option, on or after June 5, 2023, if the last reported sale price of its Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day preceding the date on which Palo Alto Networks provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Palo Alto Networks expects to use $147.0 million of the net proceeds of the offering of the notes to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Palo Alto Networks of the warrant transactions described below) to raise the effective conversion price of the notes from Palo Alto Networks’ perspective. Palo Alto Networks intends to use the remaining proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, potential acquisitions, strategic transactions, the payment of amounts due upon conversion, at maturity or upon repurchase of Palo Alto Networks’ outstanding 0.75% Convertible Senior Notes due 2023, and repurchases of Common Stock.

The initial conversion rate for the notes is 3.3602 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $297.60 per share of Common Stock). Prior to the close of business on the business day immediately preceding March 1, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods as set forth in the indenture for the notes. Thereafter, until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash up to the aggregate principal amount of the notes to be converted and cash, shares of Common Stock or a combination thereof, at Palo Alto Networks’ election, in respect of the remainder, if any, of Palo Alto Networks’ conversion obligation in excess of the aggregate principal amount of the notes being converted. The last reported sale price of the Common Stock on June 3, 2020 was $233.41 per share.

In connection with the pricing of the notes, Palo Alto Networks entered into privately negotiated convertible note hedge transactions with certain of the initial purchasers or their respective affiliates or other financial counterparties (the “hedge counterparties”). The convertible note hedge transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of notes and/or offset the cash payments Palo Alto Networks is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price of the Common Stock is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the initial conversion price of the notes. Palo Alto Networks also entered into privately negotiated warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect if the market price of the Common Stock exceeds the strike price of the warrant transactions, unless Palo Alto Networks elects, subject to certain conditions, to settle the warrant transactions in cash. The strike price of the warrant transactions will initially be approximately $408.47 per share, which represents a premium of approximately 75% over the last reported sale price of the Common Stock on June 3, 2020, and is subject to certain adjustments under the terms of the warrant transactions. If the initial purchasers exercise their over-allotment option, Palo Alto Networks intends to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties.

Palo Alto Networks expects that, in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties and/or their respective affiliates may enter into various derivative transactions with respect to the Common Stock and/or purchase shares of the Common Stock in privately negotiated transactions and/or open market transactions concurrently with, or shortly after, the pricing of the notes. These activities could have the effect of increasing, or preventing a decline (or reducing the size of any decline) in, the market price of the Common Stock at that time. In addition, Palo Alto Networks expects that the hedge counterparties and/or their respective affiliates may modify their hedge positions from time to time following the pricing of the notes and prior to the maturity of the notes (and are particularly likely to do so during any observation period relating to a conversion of the notes) by entering into or unwinding derivative transactions with respect to the Common Stock and/or by purchasing or selling shares of the Common Stock or other securities of Palo Alto Networks in secondary market transactions. This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes. The convertible note hedge transactions and warrant transactions have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of Common Stock issuable upon conversion of the notes, if any, have not been, and will not be, registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

SOURCE Palo Alto Networks, Inc.

Related Links

https://www.paloaltonetworks.com/